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                                                                  Exhibit 10.34

[INDIANAPOLIS AIRPORT AUTHORITY LOGO]
[INDIANAPOLIS INTERNATIONAL AIRPORT LETTERHEAD]

DAVID J. ROBERTS
AIRPORT DIRECTOR

July 17, 2000

Mr. Hal Cooper
Vice President/CFO
Chautauqua Airlines
2500 S. High School Road, Suite 120
Indianapolis, IN 46241-4941

RE: Letter of Agreement
    Indianapolis International Airport

Dear Hal:

In a meeting with Jeannie Weiss, Eric Anderson and myself on March 28, 2000, you and Wayne Heller requested that the vestibule on the Fourth Floor of Chautauqua's leased premises be removed from your leasehold.

According to my calculations, this vestibule is approximately 289.8 square feet. This removal of space will affect not only your current rental rates, but the two remaining option periods Chautauqua has on this fourth floor space. The removal of this 289.8 square feet will leave a total of 4,894.85 square feet on fourth floor office space. The following are calculations for the current rental period and the two option periods remaining:

     AUGUST 1, 2000 THROUGH JU1Y 31, 2001

     4894.85 sq. ft. X $11.00 per sq. ft. = $53843.35 per year, payable at $4486.95 per month

     AUGUST 1, 2001 THROUGH JULY 31, 2002

     4894.85 sq. ft. X $11.50 per sq. ft. = $56290.78 per year, payable at $4690.90 per month.

     AUGUST 1, 2002 THROUGH JULY 31, 2003

     4894.85 sq. ft. X $ 12.00 per sq. ft. = $58738.20 per year, payable at $4894.85 per month.

This removal of leasehold will be made effective April 1, 2000 and the appropriate rental credit for the months of April through August will be issued to Chautauqua.

                                [RECYCLED SYMBOL]

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Letter of Agreement
July 17, 2000
Page Two

Please remember that the removal of this vestibule from Chautauqua's leasehold opens this area up to the public. The double glass doors in the hallway will be removed, and the keycores to both the middle stairwell and elevators will be changed to allow for common usage.

Please sign below to indicate your acceptance of this Letter of Agreement to remove 289.8 square feet from Chautauqua's leasehold. Please call me at 487-5225 if you have any questions or concerns.

Sincerely,

/s/ Andria A. Kerney

Andria A. Kerney
Property Manager

Cc:  Jeannie Weiss

By /s/ Wayne Heller                                        Date 9/22/00
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Title V.P. & COO
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      Chautauqua Airlines